EXHIBIT 99.2

Contact:	Brad Belhouse – Investors	Gary Thompson – Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6367	(702) 407-6529

Release #HET 01-0416

Harrah’s Signs Definitive Agreement To Acquire Binion’s Horseshoe

LAS VEGAS, January 22, 2004 – Harrah’s Entertainment, Inc. (NYSE:HET) signed a definitive agreement today to purchase Binion’s Horseshoe Hotel & Casino in downtown Las Vegas. Terms were not disclosed.

The transaction is expected to close before the end of the first quarter. Subject to regulatory approval, “we plan to re-open the property as soon as practicable,” said Gary Loveman, Harrah’s Entertainment president and chief executive officer.

“We will immediately begin assessing the appropriate level of staffing necessary to ensure the viability of the property,” Loveman said. “Current Binion’s Horseshoe employees will be given priority in re-staffing the facility, which has been closed since January 9. We fully intend to abide by terms of the property’s union contracts.”

Loveman said once Harrah’s receives employment information from the Horseshoe, Harrah’s will contact current Binion’s employees to discuss schedules and other details.

“We are enthusiastic about acquiring a world-renowned property that has played such an important role in the rich history of gaming,” Loveman said. “We are especially excited about our plans to host the 35th annual World Series of Poker at the Horseshoe on its originally scheduled dates this spring.”

Founded 66 years ago, Harrah’s Entertainment, Inc. owns or manages through various subsidiaries 25 casinos in the United States, primarily under the Harrah’s brand name. Harrah’s Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s Entertainment is available on the company’s Web site, www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results. We have based these forward-looking statements on our current expectations and projections about future events.

We caution the reader that forward-looking statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission:

•                    the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular;

•                    construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•                    the effects of environmental and structural building conditions relating to the company’s properties;

•                    our ability to timely and cost effectively integrate into our operations the companies that we acquire;

•                    access to available and feasible financing;

•                    changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•                    litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;

•                    ability of our customer-tracking, customer-loyalty and yield-management programs to continue to increase customer loyalty and same-store sales;

•                    our ability to recoup costs of capital investments through higher revenues;

•                    acts of war or terrorist incidents;

•                    abnormal gaming holds, and

•                    the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.